EXHIBIT 10.1




                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                 @POS.COM, INC.,

                                 CROSSVUE, INC.

                                       AND

                            HAND HELD PRODUCTS, INC.





                                  June 26, 2002

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of
                                               ---------
this 26th day of June, 2002, by and among @POS.COM, INC., a Delaware corporation ("@POS"), CROSSVUE, INC., a Delaware corporation ("Crossvue," and collectively
  ----                                             --------
with @POS, the "Sellers"), and HAND HELD PRODUCTS, INC., a Delaware corporation
                -------
("Buyer").
  -----

                                    RECITALS

          A. Each Seller proposes to sell, assign, convey or otherwise transfer to Buyer all of its right, title and interest in, to and under substantially all of its business, properties and assets for an aggregate purchase price as set forth in Section 2.2 of this Agreement.
                               -----------

          B. Crossvue and Crossvue (Pvt.) Ltd., a Sri Lankan corporation ("Crossvue Limited," and collectively with Sellers, "Seller Parties"), are each
   ---------------                                   --------------
a wholly-owned, direct subsidiary of @POS.

          C. The parties hereto desire Buyer to purchase substantially all of each Seller's assets as set forth in this Agreement.

          NOW, THEREFORE, in reliance on the representations and warranties of each party to the other, in consideration of the covenants and agreements of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                       RULES OF CONSTRUCTION; DEFINITIONS
                       ----------------------------------

     Section 1.1     Rules of Construction.  Unless the context otherwise
                     ---------------------
requires:

          (i) A capitalized term has the meaning assigned to it in this Agreement;

          (ii) An accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP (as defined below);

          (iii) "Or" is not exclusive and "including" means "without limitation," whether or not so expressed;

          (iv) Words in the singular include the plural, and words in the plural include the singular;

          (v)     Provisions apply to successive events and transactions;

          (vi) "Herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

          (vii) Words in the masculine gender include the neuter and feminine genders, words in the feminine gender include the neuter and masculine genders and words in the neuter gender include the feminine and masculine genders; and

          (viii) The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. References herein to Articles, Sections, Schedules or Exhibits mean and refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement, unless otherwise specified.

     Section 1.2     Definitions.  For purposes of this Agreement the following
                     -----------
terms shall have the meanings ascribed to them in this Section 1.2:
                                                       -----------

     "1933  Act"  means  the  Securities  Act  of  1933,  as  amended.
      ---------

     "1934  Act"  means  the  Securities  Exchange  Act  of  1934,  as  amended.
      ---------

     "@POS" has the meaning given to it in the first paragraph of this
      ----
Agreement.

     "Acquired Assets" has the meaning given to it in Section 2.1 of this
      ---------------
Agreement.

     "Acquisition Proposal" has the meaning given to it in Section 6.8(a) of
      --------------------
this Agreement.

     "Agreement" has the meaning given to it in the first paragraph of this
      ---------
Agreement.

     "Assumed Contracts" has the meaning given to it in Section 2.1 of this
      -----------------
Agreement.

     "Assumed Liabilities" has the meaning given to it in Section 2.4 of this
      -------------------
Agreement.

     "Balance Sheet" has the meaning given to it in Section 3.10(d) of this
      -------------
Agreement.

     "Balance Sheet Date" has the meaning given to it in Section 3.11 of this
      ------------------
Agreement.

     "Best Knowledge of Sellers" means any fact or circumstance that has come to
      -------------------------
the attention of John Wood, Llavan Fernando, Matt Graves, Dennis Kraft and Scott Allan. The parties hereto agree that this definition does not make any of the aforementioned individuals subject to any personal liability pursuant to this Agreement.

     "Buyer" has the meaning given to it in the first paragraph of this
      -----
Agreement.

     "Buyer Indemnified Parties" has the meaning given to it in Section 12.1 of
      -------------------------
this Agreement.


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
     "CERCLA" has the meaning given to it in Section 3.21(a) of this Agreement.
      ------

     "Claim" has the meaning given to it in Section 12.3(a) of this Agreement.
      -----

     "Closing" has the meaning given to it in Section 2.3(a) of this Agreement.
      -------

     "Closing Date" has the meaning given to it in Section 2.3(a) of this
      ------------
Agreement.

     "Closing Payment" has the meaning given to it in Section 2.3(a) of this
      ---------------
Agreement.

     "COBRA" has the meaning given to it in Section 3.10(e) of this Agreement.
      -----

     "Code" has the meaning given to it in Section 2.6 of this Agreement.
      ----

     "Common Stock" has the meaning given to it in Section 3.2(a) of this
      ------------
Agreement.

     "Contractual Obligations" has the meaning given to it in Section 3.13 of
      -----------------------
this Agreement.

     "Crossvue" has the meaning given to it in the first paragraph of this
      --------
Agreement.

     "Crossvue Limited" has the meaning given to it in the recitals to this
      ----------------
Agreement.

     "Crossvue Limited Qualifying Shares" has the meaning given to it in Section
      ----------------------------------
3.2(a) of this Agreement.

     "Disposal" has the meaning given to it in Section 3.21(a) of this
      --------
Agreement.

     "Due Diligence Expiration Date" has the meaning given to it in Section
      -----------------------------
6.8(b) of this Agreement.

     "Employee Benefit Plan" means any "employee benefit plan" as defined in
      ---------------------
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or unwritten) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of any Seller Party or any ERISA Affiliate, which are now, or were within the past two years, maintained by any Seller Party or any ERISA Affiliate, or under which any Seller Party or any ERISA Affiliate has or could have any obligation or liability, whether actual or contingent (and including, without limitation, any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

     "Environmental Claim" means any accusation, allegation, notice of
      -------------------
violation, action, claim, lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Entity or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects an the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a release (including, without limitation, sudden or non-sudden accidental or non-accidental releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by any of the Seller Parties or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by any Seller Party or its operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Law or order of or from any Governmental Entity relating to environmental matters connected with any property owned, leased or operated by any Seller Party.

     "Environmental Costs and Liabilities" means any and all losses,
      -----------------------------------
liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial action) arising from or under any Environmental Law or order or contract with any Governmental Entity or other Person.

     "Environmental Law" means any federal, state, local, or foreign law
      -----------------
(including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., the Clean Water Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 33 U.S.C. Sec. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Federal Insecticide Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C Sec. 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Sec. 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means any entity (whether or not incorporated) other than
      ---------------
Seller Parties that, together with Seller Parties, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

     "Escrow Agent" has the meaning given to it in Section 2.3(b) of this
      ------------
Agreement.

     "Escrow Agreement" has the meaning given to it in Section 2.3(b) of this
      ----------------
Agreement.

     "Excluded Assets" has the meaning given to it in Section 2.1 of this
      ---------------
Agreement.

     "Expiration Date" has the meaning given to it in Section 12.1(a) of this
      ---------------
Agreement.

     "Final Date" has the meaning given to it in Section 11.1(b) of this
      ----------
Agreement.

     "GAAP" means U.S. generally accepted accounting principles, consistently
      ----
applied.

     "Governmental Entity" has the meaning given to it in Section 3.4(c) of this
      -------------------
Agreement.

     "Hazardous Material" means any substance, material or waste which is
      ------------------
regulated by any Governmental Entity or the United States or other national government, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

     "Holdback Payment" has the meaning given to it in Section 2.3(b) of this
      ----------------
Agreement.

     "Indemnitee" has the meaning given to it in Section 12.3(a) of this
      ----------
Agreement.

     "Indemnitor" has the meaning given to it in Section 12.3(a) of this
      ----------
Agreement.

     "Intellectual Property Rights" means all United States industrial and
      ----------------------------
intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     "Lien" has the meaning given to it in Section 3.3 of this Agreement.
      ----

     "Loss(es)" has the meaning given to it in Section 12.3(c) of this
      --------
Agreement.

     "Material Adverse Effect" means a material adverse effect or impact upon
      -----------------------
the assets, financial condition, results of operations, business or prospects of @POS on a consolidated basis, or on the Sellers' ability to consummate the transactions contemplated hereby.

     "Permits" has the meaning given to it in Section 3.6 of this Agreement.
      -------

     "Person" means any individual, firm, corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, joint stock company, Governmental Entity, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Pre-Closing Period" means all taxable periods ending on or before the
      ------------------
Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

     "Returns" has the meaning given to it in Section 3.15 of this Agreement.
      -------

     "SEC" has the meaning given to it in Section 2.2 of this Agreement.
      ---

     "SEC Reports" has the meaning given to it in Section 3.5(a) of this
      -----------
Agreement.

     "Sellers" has the meaning given to it in the first paragraph of this
      -------
Agreement.

     "Seller Disclosure Schedule" has the meaning given to it in Article III of
      --------------------------
this agreement.

     "Seller Financial Statements" has the meaning given to it in Section 3.5(b)
      ---------------------------
of this Agreement.

     "Seller Indemnified Parties" has the meaning given to it in Section 12.2 of
      --------------------------
this Agreement.

     "Seller IP Rights" has the meaning given to it in Section 3.16(a) of this
      ----------------
Agreement.

     "Seller IP Rights Agreement" has the meaning given to it in Section 3.16(b)
      --------------------------
of this Agreement.

     "Seller Parties" has the meaning given to it in the recitals to this
      --------------
Agreement.

     "Series A Preferred Stock" has the meaning given to it in Section 3.2(a) of
      ------------------------
this Agreement.

     "Series B Preferred Stock" has the meaning given to it in Section 3.2(a) of
      ------------------------
this Agreement.

     "Series C Preferred Stock" has the meaning given to it in Section 3.2(a) of
      ------------------------
this Agreement.

     "Series D Preferred Stock" has the meaning given to it in Section 3.2(a) of
      ------------------------
this Agreement.

     "Superior Proposal" has the meaning given to it in Section 6.8(b) of this
      -----------------
Agreement.

     "Taxes" means taxes, fees, levies, duties, tariffs, imposts, and
      -----
governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

     "Third Party Claim" has the meaning given to it in Section 12.3(b) of this
      -----------------
Agreement.

     "Threatened Release" has the meaning given to it in Section 3.21(a) of this
      ------------------
Agreement.

     "Transaction Documents" has the meaning given to it in Section 3.4(a) of
      ---------------------
this Agreement.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE ASSETS
                         -------------------------------

     Section 2.1     Purchase and Sale of the Assets.  Buyer agrees to buy, and
                     -------------------------------
Sellers agree to sell, assign, transfer, convey and deliver, upon the terms herein and subject and pursuant to the covenants, conditions, representations and warranties contained in this Agreement, all of Sellers' respective right, title and interest in, to and under the business, properties and assets of Sellers, whether real, personal, tangible, intangible or mixed, as a going concern (the "Acquired Assets"), including the capital stock of Crossvue
              ---------------
Limited, corporate name, customer list, customer contact files, accounts receivable, new and used inventory, property, plant and equipment, Intellectual Property Rights, contract rights associated with the agreements set forth on a list to be provided by Buyer prior to the Closing Date (the "Assumed
                                                             -------
Contracts"), files, books, records and all other properties and assets of such Seller, but, however, excluding any and all assets listed on Schedule 2.1
                                                             ------------
attached hereto (the "Excluded Assets").
                      ---------------

     Section 2.2     Purchase Price.  The purchase price (the "Purchase Price")
                     --------------                            --------------
for the Acquired Assets shall be the sum of (x) FIVE MILLION DOLLARS ($5,000,000) less an amount equal to the Excess Net Liabilities, and (y) the aggregate value of the Assumed Liabilities. For purposes of this Agreement, the term "Excess Net Liabilities" means the amount, if any, by which the aggregate
      ----------------------
net liabilities (i.e., the amount by which total liabilities exceed total assets) shown on the unaudited consolidated balance sheet (the "June 30 Balance
                                                                ---------------
Sheet") of @POS as of June 30, 2002 (which shall be identical to the June 30
-----
Balance Sheet to be included in @POS' Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2002, as filed with the Securities and Exchange Commission (the "SEC")), exceeds ONE MILLION TWO HUNDRED SEVENTY-FIVE THOUSAND
                 ---
DOLLARS ($1,275,000).

     Section 2.3     Payment of Purchase Price.
                     -------------------------

          (a)  Closing Payment.  At the closing of the sale and purchase of the
               ---------------
Acquired Assets contemplated by this Agreement (the "Closing"), Buyer shall pay,
                                                     -------
by wire transfer to an account specified by @POS at least three (3) business days before the date of Closing (the "Closing Date"), an amount equal to NINETY
                                      ------------
PERCENT (90%) of the cash component of the Purchase Price (the "Closing
                                                                -------
Payment").


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
          (b)  Holdback Payment.  At the Closing, Buyer shall deposit with Bond,
               ----------------
Schoeneck & King, LLP, as escrow agent (the "Escrow Agent"), the remaining TEN
                                             ------------
PERCENT (10%) of the cash component of the Purchase Price (the "Holdback
                                                                --------
Payment"). The terms of the custody and release of the Holdback Payment shall be governed by an escrow agreement, by and among the parties hereto and the Escrow Agent, in form and substance reasonably satisfactory to the parties hereto (the "Escrow Agreement"). Among other things, the Escrow Agreement shall
             ----------------
provide that on the day (or if such day is not a business day, then the next following business day) that is 90 days after the Closing Date, the Escrow Agent shall release the Holdback Payment by wire transfer to an account specified by @POS at least three (3) business days before such date, provided, that if Buyer
                                                        --------
has asserted one or more indemnification claims under and in accordance with
Article XII prior to the end of business day on the Expiration Date, Escrow
-----------
Agent shall be entitled to withhold in escrow on behalf of Buyer an amount equal to the amount of such indemnification claims until at such time as such claims are adjudicated by a final, non-appealable decision of a court of competent jurisdiction or are settled by the parties hereto (in each case, upon such adjudication or settlement, the Escrow Agent shall release all unpaid portion, if any, of the Holdback Payment belonging to Sellers).

     Section 2.4     Assumption of Liabilities.  At the Closing, Buyer will
                     -------------------------
assume and become responsible only for the liabilities of Sellers which are reflected on the June 30 Balance Sheet and any trade debts (including payroll) of the Sellers incurred between July 1, 2002 and the Closing Date, but only to the extent that such trade debts arose in the ordinary course of business consistent with past practice, and Sellers' obligations under the Assumed Contracts (collectively, the "Assumed Liabilities"). Other than the Assumed
                              -------------------
Liabilities, Buyer shall not assume any liabilities or obligations of Sellers of any kind or nature whatsoever. Without limiting the generality of the foregoing, Buyer shall not be responsible for any liabilities associated with, arising out of or relating to the Excluded Assets. Sellers acknowledge that the following is a non-exclusive listing of some of the liabilities and obligations of Sellers which Buyer shall not assume or agree to pay, perform or discharge (unless and only to the extent they are included in the Assumed Liabilities):
(A) any and all items of governmental, judicial, or adversarial proceedings (public or private), litigation, hearings, arbitrations, disputes or investigations against or involving any Seller, its subsidiaries affiliates, directly or indirectly; (B) any and all amounts claimed against any Seller or Buyer by, or on behalf of, any former or current employee of such Seller, relating to, based upon or arising from or in connection with (i) service performed for such Seller prior to the Closing Date, including without limitation any claim or claims relative to, based upon or arising from or in connection with the terms and conditions of employment or the termination of employment with such Seller, (ii) any contracts of employment between a Seller and any of its employees, or (iii) any and all union or collective bargaining contracts, agreements, benefit plans, or understandings to which a Seller is a signatory or by which a Seller is claimed to be bound, or (iv) any and all liabilities which arise out of or relate to pension, profit sharing, health, welfare, disability, workers' compensation or other employment benefit plans maintained by a Seller or any union or other labor organization or any of its subsidiaries or affiliates, including without limitation any liability arising from such Seller's under-funding or termination of any such plans or reduction of any other employment benefits of any kind or nature whatsoever in connection with the consummation of the transactions contemplated by this Agreement or otherwise; (C) Taxes, including any Taxes arising as a result of the sale of the Acquired Assets pursuant to this Agreement, and including any Taxes with respect to the Acquired Assets relating to the Pre-Closing Period; (D) any and all claims arising out of, related to or based upon any products sold, developed, delivered or manufactured, or any services provided, by a Seller and, without limiting the representations and warranties set forth at Section 3.21, any and
                                                         ------------
all claims arising or accruing on or after the Closing with respect to sales of products or provision of services which occurred prior to Closing; (E) any and all claims, liabilities and obligations, costs and expenses (including without limitation fees, disbursements and expenses of legal counsel, experts and engineers and the costs of investigation, feasibility study and remedial action) arising from or under Environmental Law or Environmental Claims, without regard as to whether Buyer has conducted any environmental due diligence, and whether such Environmental Claims arise or accrue before, on or after the Closing in connection with acts, events or omissions that occurred, or conditions or circumstances that existed, on or before the Closing. The parties hereto expressly agree and acknowledge that Buyer is not and will not be a successor-in-interest to either Seller.

     Section 2.5     Purchase Price Allocation.  The Purchase Price shall be
                     -------------------------
allocated among the Acquired Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code") and in accordance with Schedule 2.5 attached hereto.
                 ----                          ------------
Buyer and Sellers agree that each will report the purchase and sale of the Acquired Assets in accordance with the allocations set forth on Schedule 2.5 for
                                                                ------------
all Tax purposes.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

     Except as set forth in Schedule 3 hereto, which schedule will be arranged
                            ----------
in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs of this Agreement (the "Seller Disclosure Schedule"), the
                                       --------------------------
Sellers, jointly and severally, represent and warrant to Buyer that the statements made in this Article III are true and correct. The parties acknowledge that Sellers have not delivered a Seller Disclosure Schedule at or prior to the time of the execution of this Agreement. Sellers shall prepare and deliver to Buyer the Seller Disclosure Schedule after the date of this Agreement, in accordance with Section 6.13.
                              ------------

     Section 3.1     Organization; Good Standing; Qualification and Power.  Each
                     ----------------------------------------------------
Seller Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Sellers. Section 3.1 of
                                                                 -----------
the Seller Disclosure Schedule sets forth a correct and complete list of jurisdictions in which each Seller Party is duly qualified and in good standing to do business. Sellers have delivered to Buyer or its counsel complete and correct copies of the certificate or articles of incorporation and bylaws of each Seller Party, in each case as amended to the date of this Agreement and the Closing Date.


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
     Section 3.2     Capital Structure.
                     -----------------

          (a) The authorized capital stock of @POS consists solely of 70,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), 1,700,000 shares of Series B Convertible Preferred
     ---------------------
Stock, par value $0.001 per share ("Series B Preferred Stock"), 28,152 shares of
                                    ------------------------
Series C Convertible Preferred Stock, par value $0.001 per share ("Series C
                                                                   --------
Preferred Stock"), 1,273,149 shares of Series D Convertible Preferred Stock, par
---------------
value $0.001 per share ("Series D Preferred Stock"), and 50,000,000 shares of
                         ------------------------
common stock, par value $0.001 per share ("Common Stock").  As of the date
                                           ------------
hereof, 0, 369,047, 0, 0 and 10,370,924 shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock, respectively, are issued and outstanding. @POS owns all of the issued and outstanding shares of capital stock of Crossvue and Crossvue Limited (with the exception of six (the "Crossvue Limited Qualifying Shares") out of
                                 ----------------------------------
690,006 outstanding shares held by current and former employees of @POS as required by Sri Lankan law), free of any Liens or limitations in @POS' voting rights. The Crossvue Limited Qualifying Shares are in all respects identical to the other 690,000 issued and outstanding shares of capital stock of Crossvue Limited, including without limitation, the dividend and voting rights associated with such shares.

          (b) There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Seller Party is a party or by which it is bound relating to the issued or unissued capital stock of Crossvue Limited or obligating any Seller Party to issue or sell any shares of capital stock of, or other equity interests in, Crossvue Limited. All issued and outstanding shares of capital stock of Crossvue Limited have been duly authorized, validly issued, fully paid and nonassessable.

     Section 3.3     Title, Delivery of Acquired Assets.  Each Seller is the
                     ----------------------------------
sole, true and lawful owner of the Acquired Assets being sold by it and has all necessary power and authority to sell such Acquired Assets to Buyer, free and clear of any liens, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, option, right of first refusal or easement or other real estate declaration, covenant, condition, restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever (a "Lien") except for any Lien granted in favor of Buyer
                          ----
pursuant to the Convertible Note. Upon delivery to Buyer by Sellers of the Bill of Sale and the Assignment of Patents and Trademarks, Buyer will acquire good and marketable title to the Acquired Assets, free and clear of any Lien. The Acquired Assets constitute all of the assets necessary to continue the business of Sellers in the manner it is being conducted.

     Section 3.4     Authority.
                     ---------

          (a)     Corporate Action.  Each Seller has all requisite corporate
                  ----------------
power and authority to enter into this Agreement and other documents contemplated hereby (collectively with this Agreement, the "Transaction
                                                            -----------
Documents") and to perform its obligations hereunder and thereunder.  The
---------
execution and delivery by each Seller of the Transaction Documents to which it is a party and the consummation by such Seller of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of such Seller, except in the case of @POS, the approval of its stockholders. This Agreement and the transactions contemplated hereby are the valid and binding obligations of each Seller, enforceable against it and each of them, as applicable, in accordance with their terms, except that such enforceability may be subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance or moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii)general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (b)     No Conflict.  Neither the execution, delivery and performance
                  -----------
of the Transaction Documents to which any Seller is a party nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Seller Party under any term, condition or provision of (x) the certificate of incorporation or bylaws of such Seller Party, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement to which such Seller Party is a party or by which any of its properties or assets are bound, or (z) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Seller Party or its properties or assets.

          (c)     Governmental Consents.  Except as disclosed in Section 3.4(c)
                  ---------------------                          --------------
of the Seller Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained
                             -------------------
by any Seller Party or its stockholders in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby.

     Section 3.5     SEC Filings.
                     -----------

          (a) @POS has filed all forms, reports and documents required to be filed with the SEC since January 1, 1999 and has made available to Buyer (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1999, 2000 and 2001, (ii) its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, and, (iii) all proxy statements relating to @POS' meetings of stockholders (whether annual or special) held since January 1, 1999, (iv) all other reports or registration statements, including any Current Report on Form 8-K, filed by @POS with the SEC since January 1, 1999, and (v) all amendments and supplements to all such reports and registration statements filed by @POS with the SEC (collectively, the "SEC Reports"). The SEC Reports (i) were
                                 -----------
prepared in all material respects in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of @POS' subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (collectively, the "Seller Financial Statements") was prepared in accordance
                    ---------------------------
with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents the consolidated financial position of @POS and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC.

     Section 3.6     Compliance with Applicable Laws.  Except as disclosed in
                     -------------------------------
Section 3.6 of the Seller Disclosure Schedule, the business of each Seller Party
-----------
is not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity. Except as disclosed in Section 3.6 of the
                                                          -----------
Seller Disclosure Schedule, there is currently no investigation or review by a Governmental Entity with respect to any Seller Party pending or, to the Best Knowledge of Sellers, threatened, nor has any Governmental Entity notified any Seller Party of its intention to conduct the same. To the Best Knowledge of Sellers, each Seller Party has all permits, licenses, approvals, orders, and franchises from Governmental Entities ("Permits") required to conduct its
                                        -------
businesses as now being conducted. All of Seller Party's respective Permits are in full force and effect. No violations under such Permits have been recorded.

     Section 3.7     Litigation.  Except as disclosed in Section 3.7 in the
                     ----------                          -----------
Seller Disclosure Schedule, there is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding, pending or, to the Best Knowledge of Sellers, threatened, against any Seller Party; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any Seller Party (i) relating to the business of any Seller Party or any of the Acquired Assets, or (ii) that could have an adverse effect on the ability of any Seller to perform its obligations hereunder or under any documents contemplated hereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against any Seller Party purporting to enjoin or restrain the execution, delivery or performance of any Transaction Document.

     Section 3.8     Title to Properties.  Section 3.8 of the Seller Disclosure
                     -------------------   -----------
Schedule sets forth a correct and complete list of real property leased by each Seller Party. None of the Seller Parties own any real property. Each Seller Party holds interest as lessee under leases in full force and effect in all real property used in connection with its business or otherwise owned or leased by such Seller Party.

     Section 3.9     Subsidiaries.  Except for Crossvue and Crossvue Limited,
                     ------------
and except as disclosed in Section 3.9 of the Seller Disclosure Schedule,
                           -----------
neither Seller directly or indirectly owns nor has made any investment in any of the capital stock of, or any other proprietary interest in, any other Person.

     Section 3.10     Employee Benefit Plans and Employment Matters.
                      ---------------------------------------------

          (a)     Except as disclosed in Section 3.10(a) of the Seller
                                         ---------------
Disclosure Schedule, neither any Seller Party nor any ERISA Affiliate (as hereinafter defined) maintains any Employee Benefit Plan.

          (b) Sellers have delivered to Buyer or its counsel prior to the date hereof complete and correct copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of any Seller Party and the use of temporary employees and independent contractors by any Seller Party (including summaries of any procedures and policies that are unwritten), and (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Employee Benefit Plan (and written summaries of any unwritten Employee Benefit Plans, modifications to Employee Benefit Plans and employee communications).

          (c) Neither any Seller Party nor any ERISA Affiliate maintains or has ever maintained, contributed to or had an obligation to contribute to or could have any obligation in respect of an Employee Benefit Plan subject to Title IV of ERISA or to Section 412 of the Code. Neither any Seller Party nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA. No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

          (d) Each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time and in any manner without incurring liability thereunder. As of and including the Closing Date, each Seller Party shall have made all contributions required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the unaudited consolidated balance sheet of @POS at March 31, 2002 provided to Buyer by Sellers (the "Balance Sheet"). All notices, filings and disclosures
                       -------------
required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made.

          (e) No Employee Benefit Plan provides for medical or health benefits, or life insurance or other death benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any employee or any dependent or beneficiary of any employee after such employee's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"), and
                                                                    -----
there has been no communication to any employee that could reasonably be expected to promise or guarantee any such benefits.

          (f) Except as required by law, none of the Seller Parties have proposed or have agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) nor to change any employee coverage which would cause an increase in the expense of maintaining any such Employee Benefit Plan.

          (g)     Section 3.10(g)(1) of the Seller Disclosure Schedule lists all
                  ------------------
employees of the Seller Parties as of the date of this Agreement, their salaries as of the date of this Agreement, the date and amount of their most recent salary increases and their accrued and unused vacation. Except as disclosed on
Section 3.10(g)(2) of the Seller Disclosure Schedule, no Person has an
------------------
employment or severance agreement with any Seller Party. Sellers have furnished to Buyer copies of all consulting or independent contractor agreements between Sellers and any Person. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any services for any Seller Party.

          (h)     Except as disclosed on Section 3.10(h) of the Seller
                                         ---------------
Disclosure Schedule, no Employee Benefit Plan provides benefits or payments based on or measured by the value of an equity security of or interest in any Seller Party or any ERISA Affiliate.

          (i) No condition exists as a result of which any Seller Party may have a material liability, whether absolute or contingent, including any obligations under the Employee Benefit Plans, with respect to any misclassification of a person performing services for a Seller Party as an independent contractor rather than as an employee.

          (j)     Except as disclosed on Section 3.10(j) of the Seller
                                         ---------------
Disclosure Schedule, no Employee Benefit Plan is a plan, agreement or arrangement providing for benefits, in the nature of severance benefits, and no Seller Party has outstanding any liabilities with respect to any severance benefits available under any Employee Benefit Plan.

          (k)     Except as disclosed on Section 3.10(k) of the Seller
                                         ---------------
Disclosure Schedule or except as expressly contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event (including, without limitation, the termination of employment of any Person), will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of any Seller Party, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of any Seller Party, or (iii) acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of any Seller Party, in each case under any Employee Benefit Plan or otherwise. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of any Seller Party.

          (l)     Except as disclosed on Section 3.10(l) of the Seller
                                         ---------------
Disclosure Schedule, neither any Seller Party nor any ERISA Affiliate is a contractor or subcontractor with obligations under any federal, state or local government contracts.

          (m) Each Seller Party is in compliance with all applicable laws (including any legal obligation to engage in affirmative action), agreements and contracts relating to the employment of former, current and prospective employees, independent contractors and "leased employees" (within the meaning of section 414(n) of the Code) of such Seller Party, including all such laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant governmental authority.

          (n) To the Best Knowledge of Sellers, each Seller Party has good labor relations and it is not aware of any facts reasonably indicating that the consummation of the transactions contemplated hereby will have an adverse effect on labor relations or that any of Seller Parties' employees intends to leave their employ.

          (o) None of the Seller Parties are engaged in any unfair labor practice. No collective bargaining agreement with respect to the business of any Seller Party is currently in effect or being negotiated. None of the Seller Parties have any obligation to negotiate any such collective bargaining agreement, and there is no indication that the employees of any Seller Party desire to be covered by a collective bargaining agreement.

          (p) There are no strikes, slowdowns or work stoppages pending or, to the Best Knowledge of Sellers, threatened with respect to the employees of any Seller Party, nor has any such strike, slowdown or work stoppage occurred or, to the Best Knowledge of Sellers, been threatened since January 1, 2001. There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the Best Knowledge of Sellers, no question concerning representation has been raised or threatened since January 1, 2001 respecting the employees of any Seller Party.

          (q) There are no complaints or charges against any Seller Party pending before the National Labor Relations Board or any state or local labor agency and, to the Best Knowledge of Sellers, no person has threatened since January 1, 2001 to file any complaint or charge against any Seller Party with any such board or agency.

          (r) To the Best Knowledge of Sellers, no charges with respect to or relating to the business of any Seller Party or any affiliate thereof are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices.

          (s) Since January 1, 2001, no Seller Party has received any notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of such Seller Party and, to the Best Knowledge of Sellers, no such investigation is in progress.

          (t)     Except as set forth on Section 3.10(t) of the Seller
                                         ---------------
Disclosure Schedule, neither any Seller Party nor any of its directors, officers and employees has made any statements or representations or distributed any written material to any of its employees regarding future operating plans of Buyer after the Closing or Seller Parties' or Buyer's continued employment of Seller Parties' respective employees subsequent to the Closing, other than any such statements, representations or written material authorized by Buyer.

     Section 3.11     Absence of Undisclosed Liabilities.  At March 31, 2002
                      ----------------------------------
(the "Balance Sheet Date"), no Seller Party had any direct or indirect
      ------------------
liabilities or obligations of any nature (matured or unmatured, fixed or contingent) other than those adequately reflected or reserved against on the balance sheet of @POS at the Balance Sheet Date, and any such liabilities or obligations incurred after the Balance Sheet Date were incurred (i) in the ordinary course of business consistent with prior practice, none of which are, individually or in the aggregate, material, or (ii) in connection with this Agreement.

     Section 3.12     Absence of Certain Changes or Events.  Except as disclosed
                      ------------------------------------
in Section 3.12 of the Seller Disclosure Schedule, since the Balance Sheet Date
   ------------
there has not occurred:

          (a) any change in the condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations that could reasonably constitute a Material Averse Effect on Sellers;

          (b) any amendments or changes in the certificate or articles of incorporation or bylaws of any Seller Party, other than the certificate of amendment of the certificate of incorporation of @POS filed April 4, 2002 which changed the capitalization of @POS;

          (c) any damage, destruction or loss of any Seller Party's assets or properties, whether covered by insurance or not;

          (d) any redemption, repurchase or other acquisition of shares of capital stock by any Seller Party (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of any Seller Party;

          (e) any increase in or modification of the compensation or benefits payable or to become payable by any Seller Party to any of its directors, employees or consultants;

          (f) any modification of any term of benefits payable under, any Employee Benefit Plan;

          (g) any acquisition or sale of a material amount of property or assets of any Seller Party or by any Seller Party of any property or assets of any stockholder, director or officer of any Seller Party;

          (h) any (A) incurrence, assumption or guarantee by any Seller Party of any debt for borrowed money; (B)issuance or sale of any securities convertible into or exchangeable for debt securities of any Seller Party; or (C) issuance or sale of options or other rights to acquire from any Seller Party, directly or indirectly, debt securities of any Seller Party or any securities convertible into or exchangeable for any such debt securities;

          (i) any creation or assumption by any Seller Party of any mortgage, pledge, material security interest or lien or other encumbrance on any asset;

          (j) any making of any loan, advance or capital contribution to or investment in any person other than travel loans or advances made in the ordinary course of business of Seller Parties;

          (k) any entering into, amendment of, relinquishment, termination or non-renewal by any Seller Party of any contract, lease transaction, commitment or other right or obligation, other than as disclosed in Section
                                                                    -------
3.12(k) of the Seller Disclosure Schedule and except for purchase and sale
-------
commitments entered into in the ordinary course of business, consistent with past practice;

          (l)     any transfer or grant of a right under the Seller IP Rights;

          (m) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of any Seller Party or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

          (n) any agreement or arrangement made by any Seller Party to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed;

          (o) any waiver or release by any Seller Party of any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice;

          (p) any material change in the accounting methods or practices used by Seller Parties; or

          (q) any material change in any of Seller Parties' respective business practices.

     Section 3.13     Agreements.  Section 3.13 of the Seller Disclosure
                      ----------   ------------
Schedule sets forth a list of any of the following written or oral contracts, agreements and other instruments ("Contractual Obligations") entered into by any
                                   -----------------------
Seller Party, copies of each of which have been delivered to Buyer or its counsel:

          (a) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from any Seller Party in an amount in excess of $25,000 per annum which is not terminable on 30 days' or less notice without cost or other liability at or at any time after the Closing Date or in which any Seller Party has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing rights relating to any product, group of products or territory;

          (b)     vendor or customer contracts;

          (c)     joint venture contract or agreement;

          (d) contract or commitment for the employment of any officer, employee or consultant, severance agreement, non-competition agreement, non-disclosure agreement, agreement requiring a change of control or parachute payments, or any other type of contract or understanding with any officer, employee or consultant which is not immediately terminable without cost or other liability;

          (e) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (f) lease or other agreement under which any Seller Party is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

          (g) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $25,000;

          (h) agreement which restricts Crossvue Limited, any employee of any Seller Party, or any independent contractor of any Seller Party from engaging in any aspect of its business or competing in any line of business in any geographic area;

          (i)     Seller IP Rights Agreement; or

          (j) agreement between any Seller Party and any stockholders, directors or officers of a Seller Party.

     Section 3.14     No Defaults.  Except as disclosed in Section 3.14 of the
                      -----------                          ------------
Seller Disclosure Schedule, none of the Seller Parties are in default under, and there exists no event, condition or occurrence and none would result from the execution, delivery and performance by any Seller Party of any Transaction Document to which it is a party and the transactions contemplated thereby, which, after notice or lapse of time, or both, would constitute such a default by such Seller Party under, any material contract or agreement to which such Seller Party is a party.

     Section 3.15     Taxes.  Except as otherwise set forth in Section 3.15 of
                      -----                                    ------------
the Seller Disclosure Schedule:

          (a) Each Seller Party has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to
                                                          -------
be filed (taking into account any extension of time to file granted to or on behalf of such Seller Party). The information on such Returns is complete and accurate in all respects. Each Seller Party has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Acquired Assets.

          (b) No unpaid (or unreserved in accordance with GAAP) deficiencies for Taxes have been claimed, proposed or assessed by any taxing authority or other Governmental Entity with respect to any Seller Party for any period prior to the Closing Date, and there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes of any Seller Party. No Seller Party has requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to any Seller Party.

          (c) (i) The Seller Parties have made or will make provision for all Taxes payable by the Seller Parties with respect to any Pre-Closing Period which are not payable prior to the Closing Date; (ii) the provisions for Taxes with respect to the Seller Parties for the Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) each Seller Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iv) none of the Seller Parties have ever been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person; (v) none of the Seller Parties are liable for Taxes of any other Person (except other Seller Party), or are currently under any contractual obligation to indemnify any Person with respect to Taxes, or are a party to any tax sharing agreement or any other agreement providing for payments by any Seller Party with respect to Taxes; (vi) neither of the Sellers are a person other than a United States person within the meaning of the Code; and (vii) none of the Seller Parties are a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

          As used in this Section 3.15, the "Seller Parties" shall mean,
                                             --------------
individually and collectively, (i) the Seller Parties, and (ii) any individual, trust, corporation, partnership or other entity as to which any Seller Party may be liable for Taxes incurred by such individual or entity as a transferee, pursuant to any agreement or pursuant to any provision of federal, state, local or foreign law or regulation.

     Section 3.16     Intellectual Property.  Except in each case as disclosed
                      ---------------------
in Section 3.16 of the Seller Disclosure Schedule:
   ------------

          (a) The Seller Parties collectively own, or have the right to use, sell or license all Intellectual Property Rights as used in their business as presently conducted and as it is expected to be conducted as of the Closing Date (such Intellectual Property Rights being hereinafter collectively referred to as the "Seller IP Rights") and such rights to use, sell or license are sufficient
     ----------------
for such conduct of their business;

          (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Seller IP Right (the "Seller
                                                                          ------
IP Rights Agreements"), will not cause the forfeiture or termination or give
--------------------
rise to a right of forfeiture or termination of any Seller IP Right or impair the right of any Seller Party or, after the Closing Date, Buyer to use, sell or license any Seller IP Right or portion thereof;

          (c) there are no royalties, honoraria, fees or other payments payable by any Seller Party to any Person other than as set forth in the Seller IP Rights Agreements listed in Section 3.16 of the Seller Disclosure Schedule;
                               ------------

          (d) the conduct of the Seller Parties' business, as presently conducted and as it is expected to be conducted as of the Closing Date, does not and will not violate any license or agreement between a Seller Party and any third party or infringes any Intellectual Property Right of any other party, and there is no pending or, to the Best Knowledge of Sellers, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seller IP Right nor is there any basis for any such claim, nor has any Seller Party received any notice asserting that any Seller IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion; and

          (e) Each Seller Party has taken reasonable and practical steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Seller IP Rights. All consultants of the Seller Parties who have created Seller IP Rights have executed and delivered to the applicable Seller Party an agreement assigning to such Seller Party all Intellectual Property Rights arising from their services, and such Intellectual Property Rights are works made for hire and such Seller Party is the author and owner of all such rights under the Copyright Act of 1976, as amended, and the rules and regulations promulgated thereunder. No current or prior officers, employees or consultants of any Seller Party claim or have a right to claim an ownership interest in any Seller IP Rights as a result of having been involved in the development or licensing of such property while employed by or consulting to any Seller Party, or otherwise.

          (f)     Section 3.16(f) of the Seller Disclosure Schedule sets forth a
                  ---------------
list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by any Seller Party to perfect or protect its interest in Seller IP Rights, including, without limitation, all patents, patent applications, trademarks and service marks, trademark and service mark applications, copyrights and copyright applications.

          (g)     Section 3.16(g) of the Seller Disclosure Schedule lists and
                  ---------------
briefly describes the material terms of all of the material Intellectual Property licenses held by any Seller Party; all such licenses are valid, enforceable and in full force and effect, and will continue to be so in all material respects on identical terms immediately following the Closing Date, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (h)     Except as set forth in Section 3.16(h) of the Seller
                                         ---------------
Disclosure Schedule, to the Best Knowledge of Sellers, there is no unauthorized use, infringement or misappropriation of any of Seller IP Rights by any third party, including any employee or former employee of any Seller Party.

     Section 3.17     Receivables.  The accounts and notes receivable reflected
                      -----------
on the Balance Sheet as of the Balance Sheet Date provided to Buyer by Sellers, and the accounts and notes receivable arising subsequent to the Balance Sheet Date, have or will have arisen only from bona fide transactions in the ordinary course of Seller Parties' business, represent valid obligations to Seller Parties and have been collected or are collectible in full, net of any allowance for uncollectibles recorded on the Balance Sheet in a manner consistent with past practice, in the ordinary course of business without resort to litigation; and none of such accounts and notes receivable is or will at the Closing Date be subject to any defense, counterclaim or setoff. There has been no material adverse change since the Balance Sheet Date in the amounts of accounts and notes receivable or the allowances with respect thereto, from that reflected in the Balance Sheet at such date.

     Section 3.18     Fees and Expenses.  Neither any Seller Party nor any of
                      -----------------
its stockholders, directors, officers or employees has caused Buyer to become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     Section 3.19     Insurance.  The Seller Parties have in effect fire and
                      ---------
casualty insurance policies listed in Section 3.19 of the Seller Disclosure
                                      ------------
Schedule with the effective date and coverage amounts indicated thereon. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect.

     Section 3.20     Condition of Property.  All real and personal property
                      ---------------------
owned or leased by any Seller Party is generally in good repair and is operational and usable in the operations of such Seller Party, subject to ordinary wear and tear.

     Section 3.21     Environmental Matters.
                      ---------------------

          (a) During the period that each Seller Party has leased its properties or owned or operated any facilities, neither such Seller Party nor any other Person has disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials on, from or under such properties or facilities. Neither of the Sellers has knowledge of any presence, disposal, release or threatened release of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Seller having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release" and "threatened
                                       --------    -------       ----------
release" shall have the definitions assigned thereto by the Comprehensive
-------
Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec.9601 et seq., as amended ("CERCLA").
                               ------

          (b) The operations of each Seller Party are in compliance with Environmental Laws. During the time that each Seller Party has owned or leased its respective properties and facilities, neither such Seller Party nor, to the Best Knowledge of Sellers, any other Person has used, generated, manufactured or stored on, under or about such properties or facilities or transported or arranged for the disposal to or from such properties or facilities any Hazardous Materials.

          (c)     no Seller Party is subject to any outstanding Environmental
Claim.

          (d) There are no facts, circumstances or conditions relating to the Acquired Assets that could give rise to an Environment Claim or Environmental Costs and Liabilities.

     Section 3.22     Interested Party Transactions.  Except as disclosed in
                      -----------------------------
Section 3.22 of the Seller Disclosure Schedule, no stockholder, officer or
------------
director of any Seller Party or any other "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933 Act) of such Seller Party has had, either directly or indirectly, any interest in: (i)any Person which purchases from or sells, licenses or furnishes to such Seller Party any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which any Seller Party is a party or by which it may be bound or affected.

     Section 3.23     Proxy Statement/Information Statement.  The proxy
                      -------------------------------------
statement on Schedule 14A (or, if the stockholder approval of @POS for the transactions contemplated by this Agreement is to be obtained by written consent in lieu of a meeting, then the information statement on Schedule 14C) to be filed and mailed to the stockholders of @POS will not, on the date the proxy or information statement, as applicable (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the stockholders' meeting to approve the transactions contemplated hereby, or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the stockholders' meeting which has become false or misleading. The proxy or information statement, as the case may be, shall comply with the requirements of the 1934 Act and the rules and regulations thereunder.

     Section 3.24      Product Liability and Recalls.
                       -----------------------------

          (a)     Except as disclosed in Section 3.24(a) of the Seller
                                         ---------------
Disclosure Schedule, Sellers are not aware of any claim, or the basis of any claim, against any of the Seller Parties for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by any Seller Party, including claims arising out of the defective or unsafe nature of its products or services.

          (b)     Except as  disclosed in Section 3.24(b) of the Seller
                                          ---------------
Disclosure Schedule, there is no pending or, to the Knowledge of Sellers, threatened recall or investigation of any product sold by any Seller Party.

     Section 3.25     Disclosure.  No representation or warranty made by the
                      ----------
Sellers in this Agreement, nor any document, written information, statement, financial statement, projection, certificate or exhibit prepared and furnished or to be prepared and furnished by any Seller Party or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer hereby represents and warrants to Sellers that:

     Section 4.1     Organization; Good Standing; Qualification and Power. Buyer
                     ----------------------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted.

     Section 4.2     Authority.
                     ---------

          (a)     Corporate Action. Buyer has all requisite organizational power
                  ----------------
and authority to enter into this Agreement and to perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of any Transaction Document to which it is a party by Buyer and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer and are the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except that such enforceability may be subject to (i) applicable bankruptcy, insolvency, reorganization or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii)general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (b)     No Conflict.  Neither the execution, delivery and performance
                  -----------
of any Transaction Document to which Buyer is a party nor the consummation of the transactions contemplated thereby nor compliance with the provisions hereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Lien upon any of the properties or assets of Buyer under, any term, condition or provision of (x) the certificate of incorporation or bylaws of Buyer, (y) any loan or credit agreement, or (z) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, other than those that would not prevent or delay Buyer from performing its obligations under the Transaction Documents.

          (c)     Governmental Consents.  No consent, approval, order or
                  ---------------------
authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by Buyer in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for where the failure to obtain such consents, approvals and the like, would not prevent or delay Buyer from performing its obligations under this Agreement.

     Section 4.3     Fees and Expenses.  Neither Buyer nor any of its
                     -----------------
stockholders, directors, officers or employees has caused any Seller Party to become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     Section 4.4     Litigation.  There is no suit, action, arbitration, demand,
                     ----------
claim, dispute, investigation or proceeding pending or, to the best knowledge of Buyer, threatened against Buyer, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Buyer, in each case that could have a material adverse effect on Buyer's ability to perform its obligations under this Agreement or any documents contemplated hereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against Buyer purporting to enjoin or restrain the execution, delivery or performance of any Transaction Document.

     Section 4.5     Financial Condition.  Buyer is solvent, has been profitable
                     -------------------
over the last three fiscal years, and it presently has the financial ability to fulfill all of its financial obligations under this Agreement.

     Section 4.6     Disclosure.  No representation or warranty made by Buyer in
                     ----------
this Agreement, nor any document, written information, statement, financial statement, projection, certificate or exhibit prepared and furnished or to be prepared and furnished by Buyer or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.


                                    ARTICLE V

                                OTHER AGREEMENTS
                                ----------------

     Section 5.1     Seller Personnel.  (a) Buyer shall offer employment
                     ----------------
(effective as of the Closing Date) to certain of Sellers' employees, who will be identified upon completion of Buyer's due diligence investigation. Seller will assist Buyer in hiring those employees of Sellers. Sellers shall assist and cooperate with Buyer in communicating the proposed terms of employment or any employee benefits to employees designated by Buyer; provided, that Sellers shall
                                                    --------
not make any unilateral statement to any employee in that regard.

          (b) (i) Buyer shall not be obligated to continue or maintain any retirement, pension, health, insurance, or other benefit plan maintained by the Seller Parties for the benefit of their respective employees or retain any such employees for any specified period of time; provided, however, that employees of
                                            --------  -------
any Seller Party hired by Buyer shall be entitled to participate in such retirement, pension, health, insurance, or other benefit plan maintained by Buyer for the benefit of Buyer's employees employed in similar capacities in accordance with the respective terms of such plans, (ii) except as otherwise provided under Section 2.4, Sellers solely are responsible for and shall timely
               -----------
pay or provide all wages, salaries, employment benefits of any kind or nature, arising out of or related to service performed through the Closing Date, including, without limitation retirement, health and other benefits (including, without limitation, benefits required to be provided under COBRA), vacation pay, sick pay and any termination pay, whether due immediately or at some future date, whether or not required under any collective bargaining agreement, and
(iii) except as otherwise provided under Section 2.4,  all wages, salaries,
                                         -----------
vacation and sick pay, termination pay and any other employment benefits earned with respect to or arising out of service performed through the Closing Date shall be paid by Sellers at or prior to the Closing Date. Nothing in this Agreement, either expressed or implied, shall confer upon any employee of any Seller Party any rights or remedies including, without limitation, any right to employment or continued employment for any specified period or of any nature or kind whatsoever under or by reason of this Agreement. Sellers shall solely be responsible for compliance with any laws that become applicable as a result of Buyer's not employing all of the existing employees of the Seller Parties after the Closing, including without limitation, the Worker Adjustment and Retraining Notification Act.

     Section 5.2     Use of Name.  Each of Sellers agrees that from and after
                     -----------
the Closing, it shall not use the trade name or any other name similar to the names "@POS" or "Crossvue" in connection with the operation of any business. Sellers agree and acknowledge that from and after the Closing, Buyer may use the names "@POS.com" or "Crossvue" and any derivative thereof in connection with the operation of its business. Each Seller further agrees to amend, as soon as practicable following the Closing, its certificate of incorporation to change its corporate name to a name which does not contain the word "@POS" or "Crossvue."

     Section 5.3     Access to Books and Records after Closing.
                     -----------------------------------------

          (a) From and after the Closing, for the period of three (3) years following the Closing, Buyer shall retain the books and records of the Seller Parties acquired hereunder and Buyer shall not destroy or otherwise dispose of the books and records of the Seller Parties acquired by Buyer hereunder, unless Buyer shall have first offered such books and records to the Sellers, to be transported at Sellers' sole cost. Upon reasonable notice, Buyer shall make such books and records available to Sellers and their attorneys, accountants and representatives for examination and copying for any legitimate business purpose. In addition, Buyer shall furnish to Sellers, on a timely basis, all financial and tax return information in Buyer's possession as may be reasonably requested for purpose of filing and/or defending any tax returns.

          (b) From and after the Closing, to the extent that any books and records of the Seller Parties comprise a part of the Excluded Assets and thus are not transferred to Buyer, for the period of three (3) years following the Closing, Sellers shall retain such books and records and Sellers shall not destroy or otherwise dispose of such books and records, unless Sellers shall have first offered such books and records to Buyer, to be transported at Buyer's sole cost. Upon reasonable notice, Sellers shall make such books and records available to Buyer and its attorneys, accountants and representatives for examination and copying for any legitimate business purpose. In addition, Sellers shall furnish to Buyer, on a timely basis, all financial and tax return information in Sellers' possession as may be reasonably requested for purpose of filing and/or defending any tax returns.

                                   ARTICLE VI

                               SELLERS' COVENANTS
                               ------------------

     Section 6.1     Advice of Changes.  During the period from the date of this
                     -----------------
Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Sellers will promptly advise Buyer in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Sellers contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (b) of any Material Adverse Effect on Sellers and (c) of any breach by a Seller of any covenant or agreement contained in any of the Transaction Documents. To ensure compliance with this Section 6.1, Sellers shall deliver to
                                           -----------
Buyer as soon as practicable but in any event within 30 days after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited consolidated balance sheet and statement of operations for @POS, which financial statements shall be prepared in the ordinary course of business in accordance with @POS' books and records and GAAP consistently applied and shall fairly present in all material respects the consolidated financial position of @POS as of their respective dates and the results of @POS' operations for the periods then ended.

     Section 6.2     Maintenance of Business.  During the period from the date
                     -----------------------
of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, each Seller will use its commercially reasonable efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If any Seller becomes aware of any material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Buyer in writing and will exert its best efforts to restore the relationship.

     Section 6.3     Conduct of Business.  During the period from the date of
                     -------------------
this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, including without limitation, pursuant to Section 11.1(i), each Seller will continue to conduct its business and
   ---------------
maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without the prior written consent of Buyer:

          (a) (i) incur, assume or guarantee any debt for borrowed money, other than borrowings under that certain $1,350,000 convertible promissory note (the "Convertible Note") in favor of Buyer, (ii) issue or sell any securities
      ----------------
convertible into or exchangeable for debt securities of any Seller; or (iii) issue or sell options or other rights to acquire, directly or indirectly, debt securities of any Seller or any securities convertible into or exchangeable for any such debt securities;

          (b) enter into any material transaction not in the ordinary course of its business consistent with past practice;

          (c) create or assume any Lien on any asset, except any Lien granted in favor of Buyer pursuant to the Convertible Note;

          (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

          (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (f) fail to maintain its equipment and other assets in good working condition and repair in all material respects according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (g)     except as set forth in Section 6.3(g) of the Seller Disclosure
                                         --------------
Schedule, pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any director, officer, employee or consultant or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof), grant any stock option or warrant or issue any restricted stock, or enter into or modify any agreement or Employee Benefit Plan (except as required by law) or any similar agreement or increase benefits of the type described in Section 3.10;
                                  ------------

          (h) change accounting practice or principle utilized in the preparation of the financial statements;

          (i) make any loan, advance or capital contribution to or investment in any Person other than travel loans or advances made in the ordinary course of business consistent with past practice;

          (j) enter into, amend, relinquish, terminate or permit expiration of any contract, lease transaction, commitment or other right or obligation, except for commitments entered into in the ordinary course of business consistent with past practice;

          (k) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practice;

          (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Seller Financial Statements or incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice;

          (m)     merge, consolidate or reorganize with, or acquire any entity;

          (o)     amend its certificate of incorporation or bylaws;

          (p)     license any Seller IP Rights;

          (q) change any insurance coverage or issue any certificates of insurance;

          (r) except pursuant to any conversion of the Series B Preferred Stock by the holders thereof, redeem, repurchase or otherwise acquire shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock; or

          (t) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 6.3.
                                                         -----------

     Section 6.4     Regulatory Approvals.  Sellers will promptly execute and
                     --------------------
file any application or other document that may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Buyer may reasonably request, in connection with the consummation of the transactions contemplated by the Transaction Documents. Each Seller will use its commercially reasonable efforts to promptly obtain all such authorizations, approvals and consents.

     Section 6.5     Necessary Consents.  During the period from the date of
                     ------------------
this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each Seller will use its commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate the consummation of the transactions contemplated by the Transaction Documents and to allow Buyer to carry on Seller Parties' business after the Closing.

     Section 6.6     Access to Information.  During the period from the date of
                     ---------------------
this Agreement until the earlier of the Closing or the termination of this Agreement, each Seller will allow Buyer and its agents reasonable access to the files, books, records, offices and personnel of such Seller, including, without limitation, any and all information relating to such Seller's Taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. Each Seller will cause its accountants to cooperate with Buyer and its agents in making available to them all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax returns and financial statements prepared, reviewed or audited by such accountants. Notwithstanding the above, Buyer and its agents shall obtain written approval (which approval shall not unreasonably be withheld or delayed) from @POS prior to contacting any of Sellers' clients, customers or employees.

     Section 6.7     Satisfaction of Conditions Precedent.  During the period
                     ------------------------------------
from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each Seller will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent within its control that are set forth in Article X, and
                                                              ---------
each Seller will use its commercially reasonable efforts to cause the transactions contemplated by the Transaction Documents to be consummated.

     Section 6.8     No Other Negotiations.
                     ---------------------

          (a)     Subject to Section 6.8(b) hereof, from and after the date of
                             --------------
this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, neither any Seller Party nor any Person acting on behalf of any Seller Party shall, directly or indirectly, (a) solicit, initiate or respond to discussions or engage in negotiations with any Person (whether such negotiations are initiated by any Seller Party or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than Buyer, relating to the possible acquisition, recapitalization or other business combination involving any Seller Party (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as "Acquisition Proposal"), (b) provide non-public information with
                --------------------
respect to any Seller Party to any Person, other than a Seller Party's professional advisors, Buyer or Buyer's professional advisors, or (c) enter into an agreement with any Person, other than Buyer, providing for a possible Acquisition Proposal. If any Seller Party receives any offer or proposal relating to an Acquisition Proposal, Sellers shall immediately notify Buyer thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

          (b)  (i)     Notwithstanding anything to the contrary contained in
Section 6.8(a),  prior to the Closing, @POS may, to the extent the Board of
--------------
Directors of @POS determines, in good faith, after consultation with and based upon the advice of outside legal counsel, that the Board's fiduciary duties require it to do so, participate in discussions or negotiations with, and, subject to the requirements of Section 6.8(c), furnish non-public information,
                               --------------
and afford access to the properties, books or records of Seller Parties to any Person after such Person has delivered to @POS in writing, an unsolicited bona fide Acquisition Proposal with respect to any Seller Party (which has not been withdrawn) which the Board of Directors of @POS in its good faith judgment determines, after reasonable inquiry and consultation with an investment banking firm, (i) would be reasonably likely to result in a transaction more favorable than that contemplated by this Agreement to the stockholders of @POS (which judgment must be reasonable), and (ii) that the Person making such Acquisition Proposal is financially capable of consummating such Acquisition Proposal or that the financing necessary to consummate such Acquisition Proposal, to the extent required, is then committed or is capable of being obtained by such Person (a "Superior Proposal"); provided, however, that at all times prior to
           -----------------    --------  -------
the date after which Buyer is no longer able to exercise its right to terminate this Agreement pursuant to Section 11.1(h) (the Due Diligence Expiration Date")
                           ---------------      -----------------------------
@POS may actively solicit an Acquisition Proposal and provide access and furnish non-public information in connection therewith. For avoidance of doubt, nothing contained in this Section 6.8 shall be construed to prohibit @POS from
                  -----------
considering and accepting (subject to Buyer's right to match the terms embodied in the Superior Proposal pursuant to Section 6.8(b)(ii) below) a Superior
                                     ------------------
Proposal from any Person who was actively solicited by @POS prior to the Due Diligence Expiration Date, provided that the Seller Parties and their representatives ceased their participation in discussions or negotiations with, or their furnishing non-public information to, such Person immediately upon the Due Diligence Expiration Date (until such Person subsequently presents a Superior Proposal). In addition, notwithstanding the provisions of Section
                                                                    -------
6.8(a) above,  in connection with a submitted, written bona fide Acquisition
------
Proposal or potential Acquisition Proposal, @POS shall refer any third party to this Section 6.8 or make a copy of this Section 6.8 available to such third
     -----------                        -----------
party.

               (ii) In the event @POS receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this Section 6.8(b))
                                                              --------------
will prevent the Board of Directors of @POS from recommending such Superior Proposal to the stockholders of @POS, if the Board determines, in good faith, after consultation with and based upon the advice of outside legal counsel, that such action is required by its fiduciary duties; in such case, the Board of Directors of @POS may withdraw, modify or refrain from making its recommendations set forth in Sections 6.10 and 6.11 and other relevant sections
                             ----------------------
in this Agreement, and, to the extent it does so, @POS may refrain from soliciting proxies to secure the affirmative vote of its stockholders as contemplated by Section 6.11; provided, however, that @POS shall (A)
                 ------------  --------  -------
provide Buyer at least 48 hours prior notice of any meeting of the Board of Directors of @POS at which such Board of Directors is reasonably expected to consider a Superior Proposal, (B) not recommend to its stockholders a Superior Proposal for a period of not less than the greater of two full business days and 48 hours after Buyer's receipt of a copy of such Superior Proposal and the identity of the third party, and (C) not enter into a definitive agreement relating to such Superior Proposal unless Buyer fails to match the terms of the Super Proposal within the greater of two full business days and 48 hours after Buyer's receipt of a copy of such Superior Proposal and the identity of the third party; and provided, further, that unless this Agreement is
                 --------
terminated pursuant to Article XI, nothing contained in this Section 6.8(b)
                       ----------                            --------------
shall limit @POS' obligation to hold and convene a special meeting of its stockholders (regardless of whether the recommendation of the Board of Directors of @POS shall have been withdrawn, modified or not yet made) or to provide the stockholders of @POS with material information relating to such meeting.

          (c) Notwithstanding anything to the contrary herein, Sellers shall not provide any non-public information to a third party unless: (x) Sellers provide such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of oral or written confidential information at least as restrictive as such terms in the confidentiality agreement heretofore entered into by the parties hereto; and (y) such non-public information has been previously delivered or made available to Buyer.

     Section 6.10     Proxy Statement; Information Statement.  As promptly as
                      --------------------------------------
practicable after the execution of this Agreement but no later than 28 days after the date of this Agreement, @POS will prepare and file with the SEC, a proxy statement or, if applicable, an information statement, to obtain the requisite stockholder approval of this Agreement and the transactions contemplated hereby. @POS will respond to any comments of the SEC as promptly as practicable after such filing and will cause the proxy or information statement, as applicable, to be mailed to its stockholders at the earliest practicable time. @POS will notify Buyer promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the proxy statement or for additional information and will supply Buyer with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the proxy statement. The proxy or information statement, as applicable, will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the proxy or information statement, as applicable, @POS will promptly inform Buyer of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of @POS, of such amendment or supplement. The proxy statement shall include the recommendation of the Boards of Directors of @POS in favor of the approval of this Agreement and the transactions contemplated thereby, subject to Section
                                                                     -------
6.8(b).
------

     Section 6.11     @POS Stockholders' Meeting.  @POS shall call a special
                      --------------------------
meeting of its stockholders in accordance with the General Corporation Law of the State of Delaware for the purposes of voting upon the approval of this Agreement and the transactions contemplated hereby as soon as practicable after 10 days have elapsed after the filing of a preliminary proxy statement (unless the SEC notifies @POS of its intention to provide comments on the proxy statements, in which case as soon as practicable after the SEC notifies @POS that it is satisfied with the modifications made to the proxy statement made in response to such comments and that it has no additional comments), provided,
                                                                   --------
that @POS may, in lieu of holding such a meeting, obtain such approval by written consent of stockholders in accordance with the requirements of the General Corporation Law of the State of Delaware. Unless otherwise required by the applicable fiduciary duties of the directors of @POS, as determined by such directors in good faith, after consultation with and based upon the advice of outside legal counsel, as contemplated by Section 6.8, @POS shall solicit from
                                          -----------
its stockholders proxies in favor of approval of this Agreement and the transactions contemplated thereby (unless such approval was obtained on a written consent in lieu of a meeting), and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval.

     Section 6.12     Crossvue Limited Qualifying Shares.  Sellers shall use
                      ----------------------------------
their best efforts to cause the existing holders of the Crossvue Limited Qualifying Shares to transfer or assign such shares for no or nominal consideration to Crossvue Limited or to designees of Buyer at or prior to the Closing.

     Section 6.13     Seller Disclosure Schedule.  Sellers shall prepare and
                      --------------------------
deliver to Buyer a substantially complete Seller Disclosure Schedule as soon as practicable, but no later than the end of business, Eastern Standard Time, on Wednesday, June 26, 2002, and a final and complete Seller Disclosure Schedule by no later than the end of business, Eastern Standard Time, on Friday, June 28, 2002.

                                   ARTICLE VII

                                BUYER'S COVENANTS
                                -----------------

     Section 7.1     Advice of Changes.  During the period from the date of this
                     -----------------
Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Buyer will promptly advise Sellers in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Buyer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (b) of any event that would have a material adverse effect on Buyer's ability to perform its obligations under any of the Transaction Documents, and (c) of any breach by Buyer of any covenant or agreement contained in any of the Transaction Documents.

     Section 7.2     Regulatory Approvals.  Buyer will promptly execute and file
                     --------------------
any application or other document that may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Sellers may reasonably request, in connection with the consummation of the transactions contemplated by the Transaction Documents. Buyer will use its commercially reasonable efforts to promptly obtain all such authorizations, approvals and consents.

     Section 7.3     Necessary Consents.  During the period from the date of
                     ------------------
this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Buyer will use its commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate the consummation of the transactions contemplated by the Transaction Documents.

     Section 7.4     Satisfaction of Conditions Precedent.  During the period
                     ------------------------------------
from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Buyer will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent within its control that are set forth in Article IX, and Buyer will use its commercially reasonable efforts to cause the transactions contemplated by the Transaction Documents to be consummated.

                                  ARTICLE VIII

                                     CLOSING
                                     -------

     Section 8.1     The Closing.  Subject to the termination of this Agreement
                     -----------
as provided in Article XI, the consummation of the transactions contemplated by this Agreement will take place at the offices of Bond, Schoeneck & King, LLP, One Lincoln Center, Syracuse, New York 13202 (or will take place via facsimile of executed counterpart signature pages of the Transaction Documents), on or before August 30, 2002, at a time to be mutually agreed upon by the parties, unless another place, time and date is mutually selected by Sellers and Buyer.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS
                 ----------------------------------------------

     The obligations of Sellers hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived by Sellers, but only in a writing signed by Sellers):

     Section 9.1     Covenants.  Buyer shall have performed and complied with
                     ---------
all of its covenants required to be performed by it under this Agreement on or before the Closing Date.

     Section 9.2     Accuracy of Representations and Warranties.  The
                     ------------------------------------------
representations and warranties of Buyer set forth in this Agreement or in any certificate executed and delivered by Buyer pursuant to this Agreement shall be true and accurate on and as of the Closing Date with the same force and effect as if they had been made at the Closing.

     Section 9.3     Closing Payment.  At the Closing, Buyer shall have remitted
                     ---------------
to Sellers the full amount of the Closing Payment.

     Section 9.4     Officer's Certificate.  Sellers shall have received a
                     ---------------------
certificate as to the matters covered by Sections 9.1 and 9.2 executed by
                                         ------------     ---
Buyer's Chief Executive Officer and Chief Financial Officer.

     Section 9.5     Compliance with Law.  There shall be no order, decree or
                     -------------------
ruling by any Governmental Entity or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by the Transaction Documents, which would prohibit or render illegal the transactions contemplated by the Transaction Documents.

     Section 9.6     Government Consents.  There shall have been obtained on or
                     -------------------
before the Closing Date such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the transactions contemplated by the Transaction Documents by any Governmental Entity having jurisdiction over the parties and the actions herein proposed to be taken.

     Section 9.7     Opinion of Buyer's Counsel.  Sellers shall have received
                     --------------------------
from Bond, Schoeneck & King, LLP, counsel to Buyer, an opinion in a form and substance reasonably acceptable to Sellers.

     Section 9.8     Stockholder Approval.  This Agreement and the transactions
                     --------------------
contemplated hereby shall have been approved by the stockholders of @POS in accordance with applicable law and @POS' certificate of incorporation and bylaws.

     Section 9.9     No Legal Action.  No temporary restraining order,
                     ---------------
preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by the Transaction Documents shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     Section 9.10     Employment Arrangements.  Buyer shall have offered to
                      -----------------------
enter into an employment arrangement with John Wood substantially reflecting the terms set forth on Exhibit A hereto, and Buyer shall have offered Llavan
                   ---------
Fernando the right to participate in a retention bonus program established by Buyer substantially on the terms and conditions set forth on Exhibit B hereto.
                                                             ---------

     Section 9.11      Secretary's Certificate.  The Secretary of Buyer shall
                       -----------------------
have delivered a certificate to Sellers with respect to the following: (i) the signatures and incumbency of the individual signing this Agreement on behalf of Buyer; (ii) the certificate of incorporation of Buyer; (iii) the bylaws of Buyer; and (iv) due authorization by the Board of Directors of Buyer to adopt this Agreement and to approve and authorize the transactions contemplated by this Agreement.

     Section 9.12     Superior Proposal.  Sellers shall not have received a
                      -----------------
Superior Proposal that Buyer fails to match within the time period set forth in
Section 6.8(b)(ii).
------------------

     Section 9.13     Escrow Agreement.  The parties hereto and the Escrow Agent
                      ----------------
shall have entered into an Escrow Agreement, in form and substance reasonably acceptable to them (provided that the terms of the Escrow Agreement set forth in
Section 2.3(b) shall be deemed reasonably acceptable to all of the parties
--------------
hereto for the purposes of this Section).

                                    ARTICLE X

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                  --------------------------------------------

     The obligations of Sellers hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived by Buyer, but only in a writing signed by Buyer):

     Section 10.1     Covenants.  Each Seller shall have performed and complied
                      ---------
with all of its covenants contained in this Agreement which are intended to be performed or complied with on or before the Closing Date.

     Section 10.2     Accuracy of Representations and Warranties.  The
                      ------------------------------------------
representations and warranties of Sellers in this Agreement, the Seller Disclosure Schedule or in any certificate executed and delivered by any Seller pursuant to this Agreement shall be true and accurate on and as of the Closing Date with the same force and effect as if they had been made at the Closing.

     Section 10.3     Officer's Certificates.  Buyer shall have received a
                      ----------------------
certificate as to the matters covered by Sections 10.1 and 10.2 executed by
                                         -------------     ----
@POS' Chief Executive Officer and Chief Operating Officer.

     Section 10.4     Compliance with Law.  There shall be no order, decree or
                      -------------------
ruling by any Governmental Entity or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by the Transaction Documents, which would prohibit or render illegal the transactions contemplated by the Transaction Documents.

     Section 10.5     Government Consents.  There shall have been obtained on or
                      -------------------
before the Closing Date such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the transactions contemplated by the Transaction Documents by any Governmental Entity having jurisdiction over the parties and the actions herein proposed to be taken.

     Section 10.6     Opinion of Sellers' Counsel.  Buyer shall have received
                      ---------------------------
from Silicon Valley Law Group, counsel to Sellers, an opinion in a form and substance reasonably acceptable to Buyer.

     Section 10.7     Documents.  Buyer or Sellers, as applicable, shall have
                      ---------
received all written consents, assignments, waivers, authorizations or certificates reasonably deemed necessary by Buyer's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Sellers and for Buyer to consummate the transactions contemplated by the Transaction Documents.

     Section 10.8     No Legal Action.  No temporary restraining order,
                      ---------------
preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by the Transaction Documents shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     Section 10.9     Stockholder Approval.  This Agreement and the transactions
                      --------------------
contemplated hereby shall have been approved by the stockholders of @POS in accordance with applicable law and @POS' certificate of incorporation and bylaws.

     Section 10.10     Employment Arrangements.  John Wood shall have entered
                       -----------------------
into an employment arrangement with Buyer substantially reflecting the terms set forth on Exhibit A hereto, and Llavan Fernando and Buyer shall have entered into
         ---------
a non-competition agreement substantially in form and substance reasonably acceptable to the parties thereto.

     Section 10.11     Non-Competition Agreement.  The Sellers shall have
                       -------------------------
entered into a non-competition agreement with Buyer substantially in form and substance reasonably acceptable to the parties thereto.

     Section 10.12     Bill of Sale.  Each Seller shall have executed and
                       ------------
delivered to Buyer an Assignment and Bill of Sale, in form and substance reasonably acceptable to Buyer, to evidence the transfer of the Acquired Assets contemplated by this Agreement.

     Section 10.13     Trademark and Intellectual Property Rights Assignment.
                       -----------------------------------------------------
Each Seller shall have executed and delivered to Buyer such trademark, copyright, patent and other intellectual property assignment documents as are reasonably requested by Buyer's counsel to evidence the transactions contemplated by this Agreement.

     Section 10.14     Stock Certificate of Crossvue Limited.  @POS shall have
                       -------------------------------------
delivered to Buyer the original stock certificate(s) representing all of the issued and outstanding shares of capital stock of Crossvue Limited, together with all instruments necessary or desirable to duly effect the transfer of such shares to Buyer under the laws of the jurisdiction of its incorporation.

     Section 10.15     Secretary's Certificate.  The respective Secretaries of
                       -----------------------
Sellers shall have delivered certificates to Buyer with respect to the following: (i) the signatures and incumbency of the individual signing this Agreement on behalf of Sellers; (ii) the certificate of incorporation of each Seller Party; (iii) the bylaws of each Seller Party; and (iv) due authorization by the Board of Directors and the stockholders of each Seller to adopt this Agreement and to approve and authorize the transactions contemplated by this Agreement.

     Section 10.16     Due Diligence.  Buyer and its representatives shall have
                       -------------
successfully completed their due diligence investigation of the Seller Parties and their respective businesses, assets, financial conditions and results of operations, and Buyer shall be satisfied, in its sole and absolute discretion, with the results of its investigation; provided, however, that Buyer's due
                                       --------  -------
diligence shall be completed by no later than the end of business, Pacific Standard Time, on the tenth full business day following the receipt by Buyer of a final and complete Seller Disclosure Schedule; provided, further, that in the
                                                 --------  -------
event that Sellers or their employees and representatives fail to provide reasonably prompt and full cooperation with Buyer's due diligence efforts (including, without limitation, if Sellers fail to provide access to clients, customers and employees within a reasonable amount of time pursuant to the last sentence of Section 6.6), then the period of time in which Buyer has to complete
            -----------
its due diligence shall be extended by the same amount of time attributable to any delay caused by such failure. If Buyer does not complete its due diligence investigation within such time or provide Sellers with written notice of its dissatisfaction with the due diligence investigation, and a detailed explanation of such dissatisfaction, within such time, the condition set forth in this Section shall be deemed satisfied.

     Section 10.17     Escrow Agreement.  The parties hereto and the Escrow
                       ----------------
Agent shall have entered into an Escrow Agreement, in form and substance reasonably acceptable to them (provided that the terms of the Escrow Agreement set forth in Section 2.3(b) shall be deemed reasonably acceptable to all of the
             --------------
parties hereto for the purposes of this Section).

                                   ARTICLE XI

                            TERMINATION OF AGREEMENT
                            ------------------------

     Section 11.1     Termination.  This Agreement may be terminated at any time
                      -----------
prior to the Closing, whether before or after approval thereof by the stockholders of @POS:

          (a) by mutual written consent duly authorized by the Boards of Directors of @POS and Buyer; or

          (b) by either party, if the Closing shall not have occurred by September 30, 2002 (the "Final Date") (provided that the right to terminate
                         ----------
this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation or satisfy any closing condition under this Agreement has been the principal cause of or resulted in the failure of the Closing to occur on or before such date); or

          (c) by either party, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (d) by either party, if the requisite vote of the stockholders of @POS shall not have been obtained by August 30, 2002 (provided, that if the SEC
                                                      --------
provides comments to the related proxy statement of @POS, then such date shall be extended, but no later than the Final Date, by the length of time between the date of the SEC's initial communication of its intention to review the proxy statement and the date of the SEC's notification to @POS that the SEC is satisfied with the modifications made to the proxy statement in response to such comments and that it has no additional comments), or if the stockholders of @POS shall have failed to approve the transactions contemplated by this Agreement at the special meeting of its stockholders; or

          (e) by Buyer, if (i) the Board of Directors of @POS shall withdraw, modify or change its approval or recommendation of this Agreement or the transactions contemplated thereby in a manner adverse to Buyer, or @POS shall have failed to include in the proxy statement the recommendation of the Board of Directors of @POS in favor of the approval of this Agreement or the transactions contemplated thereby; (ii) the Board of Directors of @POS shall not have called and given notice of the special stockholders' meeting by the earlier of (a) July 29, 2002, and (b) five (5) days after the SEC has notified @POS that it is satisfied with the modifications made to the proxy statement made in response to such comments and that it has no additional comments, unless @POS is able to obtain a written consent in lieu of a meeting from the holders of a requisite number of its capital stock to authorize this Agreement and the transactions contemplated hereby by no later than 28 calendar days after the date of this Agreement; (iii) the Board of Directors of @POS shall have recommended to the stockholders of @POS a Superior Proposal, or @POS shall have executed a letter of intent, a definitive agreement or similar document with respect to a Superior Proposal; (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Common Stock is commenced and @POS shall not have sent to its stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement that the Board of Directors of @POS recommends rejection of such tender or exchange offer; (v) an Acquisition Proposal (other than a tender or exchange offer covered by clause
(iv) of this Section 11.1(e))  with respect to any Seller Party is publicly
             ---------------
announced and, upon Buyer's request, @POS fails to issue a press release announcing its opposition to such Acquisition Proposal within three (3) business days after such request; or (vi) the Board of Directors of @POS shall have resolved to take any action described in clauses (i) and (iii) of this
Section 11.1(e); or
---------------

     (f) by Buyer, if any representation or warranty of Sellers set forth in this Agreement shall be untrue when made or shall have become untrue in any material respects, such that the condition set forth in Section 10.2 would not
                                                        ------------
be satisfied, or by Sellers, if any representation or warranty of Buyer set forth in this Agreement shall be untrue when made or shall have become untrue in any material respects, such that the condition set forth in Section 9.2 would
                                                            -----------
not be satisfied; provided, that, if such  misrepresentation is curable prior to
                  --------
the Final Date by Sellers or Buyer, as the case may be, through the exercise of commercially reasonable efforts and for so long as the Sellers or Buyer, as the case may be, continues to exercise such commercially reasonable efforts, neither Sellers nor Buyer, respectively, may terminate this Agreement under this
Section 11.1(f); or
---------------

     (g) by either party, upon a breach of any covenant or agreement set forth in this Agreement by the other party, such that the conditions set forth in Section 9.1 or 10.1, as the case may be, would not be satisfied; provided,
   -----------    ----                                               --------
that, if such breach is curable prior to the Final Date by Sellers or Buyers, as the case may be, through the exercise of its commercially reasonable efforts and for so long as Sellers or Buyer, as the case may be, continues to exercise such commercially reasonable efforts, neither Buyer nor Sellers, respectively, may terminate this Agreement under this Section 11.1(g);
                                    ---------------

          (h)     subject to Section 10.17, by Buyer, if it determines in its
                             -------------
sole and absolute discretion, based on its due diligence investigation of the Seller Parties and their respective assets, business and operations, that Buyer does not desire to proceed with the transactions contemplated hereby;

          (i) by Sellers, in the event Sellers receive a Superior Proposal that Buyer fails to match within the time period contemplated by Section
                                                                 -------
6.8(b)(ii); or
----------

          (j) by Sellers, if Buyer fails to execute the Convertible Note and advance funds thereunder in accordance with the terms thereof.

     Section 11.2     Effect  of  Termination.  In the event of the termination
                      -----------------------
of this Agreement pursuant to Section 11.1, this Agreement shall forthwith
                              ------------
become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except (i) as set forth in this Section 11.2 and Section 11.3 hereof, and (ii) nothing herein
              ------------     ------------
shall relieve any party from any breach of this Agreement.

           Section 11.3     Break-Up Fees and Expenses.
                            --------------------------

          (a)     Except as set forth in this Section 11.3, all fees and
                                              ------------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not such transactions are consummated.

          (b) The principal amount of the Convertible Note shall be increased by $350,000 as liquidated damages if this Agreement is terminated by either party for any reason other than (i) pursuant to Section 11.1(a), (c) or
                                                       ---------------  ---
(j); (ii) pursuant to Section 11.1(b), (f) or (g) as a result of Buyer's breach
---                   ---------------  ---    ---
of this Agreement or inaccuracy of representations or warranties of Buyer made in this Agreement; or (iii) if the principal amount of the Convertible Note is reduced in accordance with Section 11.3(c)(ii).
                           -------------------

          (c) The principal amount of the Convertible Note shall be reduced by $350,000 as liquidated damages if this Agreement:

               (i) is rightfully terminated by Sellers pursuant to Section 11.1
                                                                   ------------
(b), (f) or (g) as a result of Buyer's breach of this Agreement or inaccuracy of
---------------
representations or warranties of Buyer made in this Agreement, provided that Sellers were not in breach of any of their agreements, covenants, representations or warranties made in this Agreement; or

               (ii) is terminated by Buyer pursuant to Section 11.1(h) for any
                                                       ---------------
reason other than Buyer's finding in its due diligence investigation that (A) the financial statements filed by @POS with the SEC are inaccurate in any material respect, or (B) any other statement made by @POS in any SEC Report contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statement or facts contained therein not misleading in light of the circumstances under which it was made.

                                   ARTICLE XII

                                    INDEMNITY
                                    ---------

     Section 12.1     Buyer Indemnity.  Sellers hereby, jointly and severally,
                      ---------------
indemnify and agree to hold Buyer and its officers, directors, stockholders, employees, affiliates, attorneys, accountants and agents (collectively, the "Buyer Indemnified Parties") harmless from, against and in respect of:
 -------------------------

          (a) any and all Loss suffered or incurred by Buyer Indemnified Parties by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by any Seller contained herein or in any Schedule, Exhibit, certificate, document or instrument delivered to Buyer pursuant hereto or in connection herewith; provided, however, that none of the
                                           --------  -------
warranties and representations of Sellers contained in this Agreement shall survive following the expiration of a 90-day period after the Closing Date (the "Expiration Date"), provided, further, that any claims asserted by the Buyer
 ---------------    --------  -------
Indemnified Parties prior to the Expiration Date shall continue to be subject to indemnification hereunder after the Expiration Date until the claim is adjudicated by a final, non-appealable decision of a court of competent jurisdiction or is settled by the parties;

          (b) any and all Loss suffered or incurred by Buyer Indemnified Parties in respect of, in connection with or arising out of any debts, liabilities or obligations of Sellers incurred or arising from after the Closing Date, except as specifically assumed by Buyer pursuant to the terms of this Agreement or created by Buyer's operation of the business or use of the Acquired Assets; and

          (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     Section 12.2     Seller Indemnity.  Buyer hereby agrees to indemnify and
                      ----------------
hold each of Sellers and its officers, directors, stockholders, employees, affiliates, attorneys, accountants and agents (collectively, the "Seller
                                                                  ------
Indemnified Parties") harmless from, against and in respect of:
-------------------

          (a) any and all Loss suffered or incurred by any of the Seller Indemnified Parties by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Buyer contained herein; provided, however,
                                                              --------  -------
that none of the warranties and representations of Buyer contained in this Agreement shall survive after the Expiration Date, provided, further, that any
                                                   --------  -------
claims asserted by the Seller Indemnified Parties prior to the Expiration Date shall continue to be subject to indemnification hereunder after the Expiration Date until the claim is adjudicated by a final, non-appealable decision of a court of competent jurisdiction or is settled by the parties;

          (b) any and all liabilities or obligations of Sellers specifically assumed by Buyer pursuant to this Agreement in conformity with representations, warranties and covenants of Sellers;

          (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

          (d) any and all liabilities or obligations arising from Buyer's use of the Acquired Assets from and after the Closing Date.

     Section 12.3     Procedure.
                      ---------

          (a)     Notice.  A party seeking indemnification under this Article
                  ------
(an "Indemnitee") shall give written notice to the other party (an "Indemnitor")
     ----------                                                     ----------
of facts that are the basis of the indemnification claim (a "Claim") within a
                                                             -----
reasonable time after the Indemnitee receives notification of the Claim. The amount of the Claim as set forth in the notice shall be based upon the Indemnitee's good faith determination of the maximum Loss to Indemnitee presented under the circumstances of the Claim; provided, however, the amount
                                                --------  -------
set forth in the notice of Claim shall not limit Indemnitee's rights to indemnification under this Article if the ultimate Loss to Indemnitee shall exceed the amount set forth in the notice of Claim.

          (b)     Action on Claims.  The Indemnitor shall give written notice to
                  ----------------
Indemnitee within thirty (30) days after receipt of the notice required in the preceding paragraph advising whether it acknowledges its obligation to indemnify Indemnitee with respect to the Claim or it disputes its obligation to indemnify Indemnitee with respect to the Claim or the amount of such Claim. If the Indemnitor acknowledges its indemnification obligation with respect to the Claim, and (i)such Claim is based upon an asserted liability or obligation to a Person that is not a party to this Agreement (a "Third Party Claim"), Indemnitor
                                                 -----------------
shall have the right to defend or settle such Third Party Claim or (ii) such Claim is not a Third Party Claim, and if Seller or any of the Shareholders is the Indemnitor, Indemnitee shall be entitled to satisfy such Claim as provided in subparagraph (c); provided, however, that if any Buyer Party is the
                     --------  -------

Indemnitee, Indemnitor shall have the right to defend or settle a Third Party Claim only if the Indemnitor deposits with the Indemnitee the amount of the Third Party Claim. Notwithstanding the foregoing, Indemnitor may not settle any Third Party Claim unless it contains a full unconditional release of the Indemnitee and unless the Indemnitee consents in writing, which consent shall not be unreasonably withheld. If the Indemnitor is not entitled to defend or settle a claim pursuant to the proviso set forth in this subparagraph (b) or because Indemnitor does not acknowledge its indemnification obligation with respect to the Claim, Indemnitor shall be deemed to have waived its right to defend or settle such Claim (if a Third Party Claim), and Indemnitee shall have the right to defend or settle such Claim (if a Third Party Claim) or take action to resolve or remedy any Claim that is not a Third Party Claim and shall continue in either case to be entitled to indemnification pursuant to this Article. If Indemnitor does not believe that such proposed settlement is being made in good faith under the circumstances, its sole remedy shall be to assume the defense of such Claim. In order to assume the defense of any such Claim, Indemnitor must (i) acknowledge its indemnification obligation with respect to the Claim and (ii) deposit with Indemnitee the amount of the Claim. This
Section 12.3(c) shall not be construed to reduce or lessen the obligation of
---------------
Indemnitor under this Article if prior to the expiration of the thirty (30) day notice period described above in this subparagraph (b) the Indemnitee shall take action with respect to a Claim if such action is reasonably required to minimize damages or avoid a forfeiture or penalty imposed by law.

          (c)     Satisfaction of Claims.  If Indemnitor has acknowledged its
                  ----------------------
obligation to indemnify Indemnitee with respect to a Claim and does not dispute the amount of such Claim, Indemnitee shall be entitled to immediate satisfaction of any related Claims, including any losses, damages, cost, expenses (including, without limitation, attorneys' and accountants' fees) and liabilities (individually, a "Loss" and collectively, "Losses").
                  ----                     ------

          (d)     Survival of Indemnification Rights.  Notwithstanding anything
                  ----------------------------------
to the contrary herein, in no event shall any party to this Agreement be entitled to indemnification under this Article XII after the Expiration Date
                                       -----------
unless a claim for indemnification was asserted in accordance with Section 12.3
                                                                   ------------
prior to the end of business day on the Expiration Date.

          (e)     Threshold Amount.  Notwithstanding anything to the contrary
                  ----------------
contained in this Agreement, the Buyer Indemnified Parties shall have no right to recover any Losses until the aggregate dollar amount of all Losses suffered by them exceeds $50,000, in which event the Buyer Indemnified Parties shall be entitled to recover the full amount of all such Losses.

          (f)     Cap Amount.  Notwithstanding anything to the contrary
                  ----------
contained in this Agreement, the Sellers' indemnification obligations under this Agreement shall be limited in the aggregate to the amount of the Holdback Payment for any and all Losses.


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                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

     Section 13.1     Sales Taxes.  Buyer shall bear all sales, transfer and
                      -----------
similar taxes incurred under the laws of the United States of America or any foreign, State or local taxing authority thereof or therein in connection with the sale of the Acquired Assets to Buyer.

     Section 13.2     Governing Law.  The laws of the State of Delaware
                      -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or federal court located in the State of Delaware. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein.

     Section 13.3     Assignment; Binding Upon Successors and Assigns.  None of
                      -----------------------------------------------
the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that
                                                     --------  -------
Buyer may assign, without the prior written consent of Sellers, its right to purchase the Acquired Assets to one or more direct or indirect wholly-owned subsidiaries with the financial ability to fulfill Buyer's obligation to pay the Purchase Price, provided that no such assignment shall relieve Buyer of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 13.4     Severability.  If any provision of this Agreement, or the
                      ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     Section 13.5     Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

     Section 13.6     Other Remedies.  Except as otherwise provided herein, any
                      --------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     Section 13.7     Amendment and Waivers.  Any term or provision of this
                      ---------------------
Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby.
The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after its approval by the stockholders of @POS, but, after such approval, no amendment will be made which by applicable law requires the further approval of the stockholders of @POS without obtaining such further approval.


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
     Section 13.8     [RESERVED]
                       --------

     Section 13.9     Notices.  All notices and other communications pursuant to
                      -------
this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, sent via facsimile (with confirmation), sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Sellers, to:

          @POS.com, Inc.
          3051 North First Street
          San Jose, California 95134
          Attention:  Chief Executive Officer
          Telecopier: (408) 468-5570

     With a copy to:

          Silicon Valley Law Group
          152 N. 3rd St., Suite 900
          San Jose, California 95112
          Attn: James C. Chapman, Esq.
          Telecopier: (408) 286-1400

     And if to Buyer, to:

          Hand Held Products, Inc.
          4619 Jordan Road
          Skaneateles Falls, New York 13153
          Attention: Vice President and General Counsel
          Telecopier:  (315) 685-4949

     With a copy to:

          Bond, Schoeneck & King, LLP
          One Lincoln Center
          Syracuse, New York  13210
          Attention:  Ronald C. Berger, Esq.
          Telecopier:  (315) 422-3598

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party sending such copy during normal business hours of the recipient shall have confirmed receipt of the communication (and if received at other times, then at the start of next business day), (c) in the case of delivery by nationally-recognized overnight courier, next day delivery requested, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     Section 13.10      Construction of Agreement.  This Agreement has been
                        -------------------------
negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     Section 13.11     No Joint Venture.  Nothing contained in this Agreement
                       ----------------
will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     Section 13.12      Further Assurances.  Each party agrees to cooperate
                        ------------------
fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     Section 13.13     Absence of Third Party Beneficiary Rights.  No provisions
                       -----------------------------------------
of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, expect as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     Section 13.14     Public Announcement.  The parties shall cooperate with
                       -------------------
respect to any public announcement relating to the transactions contemplated hereby; and neither party will issue any public statement announcing such transaction without the prior consent of the others, except as such party in good faith (based upon advise of counsel) believes is required by law or rules of a stock exchange and following notice to the other party.

     Section 13.15     Entire Agreement.  This Agreement, the exhibits hereto
                       ----------------
and the documents referred to herein and therein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto, other than any confidentiality agreements entered into among the parties hereto which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.


                         @POS.COM, INC.

                         By:____________________________
                            Name:
                            Title:


                         CROSSVUE, INC.

                         By:_____________________________
                            Name:
                            Title:


                         HAND HELD PRODUCTS, INC.

                         By:_____________________________
                            Name:
                            Title:

                                    EXHIBIT A

                   TERMS OF JOHN WOOD'S EMPLOYMENT ARRANGEMENT

                      [Attach Signed Copy of Offer Letter]

                                    EXHIBIT B

            SUMMARY OF KEY TERMS OF LLAVAN FERNANDO'S RETENTION BONUS



48
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